                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                              -------------------------

                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              -------------------------

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                              -------------------------

                        U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                 (Exact name of trustee as specified in its charter)

                                                95-4311476
                                             (I.R.S. employer
                                             Identification No.)

515 South Flower Street, Suite 2700
Los Angeles, CA                                          90071
(Address of principal                                  (Zip Code)
executive offices)
                                      DWIGHT LIU
                         515 South Flower Street, Suite 2700
                            Los Angeles, California 90071
                                    (213) 861-5000

   (Name, address, including zip code and telephone number of agent for service)

                              -------------------------

                                Schuler Homes, Inc.
                 (Exact name of obligor as specified in its charter)

                 DELAWARE                                   99-0293125
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                           828 Fort Street Mall, 4th Floor
                                Honolulu, Hawaii 96813
                    (Address of principal chief executive offices)

                                 Schuler Homes, Inc.
                          Schuler Homes of California, Inc.
                            Schuler Homes of Oregon, Inc.
                          Schuler Homes of Washington, Inc.
                               SHLR of Washington, Inc.
                                  Melody Homes, Inc.
                                 Melody Mortgage Co.
                              Schuler Realty/Maui, Inc.
                              Schuler Realty/Oahu, Inc.
                          Lokelani Construction Corporation
              (Exact name of guarantors as specified in their charters)

                                     FEDERAL TAX             STATE OF
CORPORATION                          IDENTIFICATION NUMBER   INCORPORATION
-----------                          ---------------------   -------------
Schuler Homes, Inc.                  99-0293125              Delaware
Schuler Homes of California, Inc.    99-0328127              California
Schuler Homes of Oregon, Inc.        99-0330791              Oregon
Schuler Homes of Washington, Inc.    99-0329483              Washington
SHLR of Washington, Inc.             99-0334375              Washington
Melody Homes, Inc.                   88-0309544              Delaware
Melody Mortgage Co.                  84-1261600              Colorado
Schuler Realty/Maui, Inc.            99-0290557              Hawaii
Schuler Realty/Oahu, Inc.            99-0290556              Hawaii
Lokelani Construction Corporation    22-3216488              Delaware






                                Senior Notes due 2008
                           (Title of indenture securities)

     GENERAL


1.   GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          490 L'Enfant Plaza East, S.W.
          Washington, DC  20219

          Federal Deposit Insurance Corporation
          550 17th Street, NW
          Washington, DC  20429

          Federal Reserve Bank (12th District)
          San Francisco, California

     (b)  Whether it is authorized to exercise corporate trust powers.

     The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

     The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company of California, N.A. is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS

     T-1.1 -   A copy of the Articles of Association of U.S. Trust Company of
California, N.A. currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.2 -   Included in Exhibit T-1.1

     T-1.3 -   Included in Exhibit T-1.1

     T-1.4 -   A copy of the By-Laws of U.S. Trust Company of California, N.A.,
as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

     T-1.6 -   The consent of the trustee required by Section 321(b) of the
Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.7 -   A copy of the latest report of condition of the trustee published
pursuant to law or the   requirements of its supervising or examining authority

NOTE

As of May 22, 1998, the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U. S. Trust Company of California, N.A. and U.S. Trust Corporation were the "trustee."

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                            -----------------------------

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company of California, N.A., a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 22nd day of May, 1998.

                              U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                              Trustee


                                   By: /s/ Josephine Libunao for
                                      ------------------------------------------
                                                Sandra H. Leess
                                              Authorized Signatory

 U.S. TRUST COMPANY OF CALIFORNIA, N.A.                 Call Date:               13/31/98   ST-BK:   06-0784         FFIEC  033
 515 SOUTH FLOWER STREET, SUITE 2700                    Vendor ID:                      D   Cert #:  33332           Page RC-1
 LOS ANGELES, CA  90071                                 Transit #:               12204024
                                                                                                                           9

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                                                                                                                            C200 < -
                                                                                                    DOLLAR AMOUNTS IN THOUSANDS
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
 1.   Cash and balances due from depository institutions (from Schedule RC-A)                            RCON
                                                                                                         ----    ----------
      a.  Noninterest-bearing balances and currency and coin (1)_______________   ______    _______      0081        7,317  1.a
                                                                                                                 ----------
      b.  Interest bearing balances (2)________________________________________   ______    _______      0071          141  1.b
                                                                                                                 ----------
 2.   Securities:
                                                                                                                 ----------
      a.  Held-to-maturity securities (from Schedule RC-B, column A)___________   ______    _______      1754            0  2.a
                                                                                                                 ----------
      b.  Available-for-sale securities (from Schedule RC-B, column D)_________   ______    _______      1773      176,441  2.b
                                                                                                                 ----------
 3.   Federal funds sold and securities purchased under agreements to resell___   ______    _______      1350       62,000  3.
                                                                                                                 ----------
 4.   Loans and lease financing receivables:                                       RCON
                                                                                   ----   ----------
      a.  Loans and leases, net of unearned income (from Schedule RC-C)________    2122      56,321                         4.a
                                                                                          ----------
      b.  LESS:  Allowance for loan and lease losses___________________________    3123         979                         4.b
                                                                                          ----------
      c.  LESS:  Allocated transfer risk reserve_______________________________    3128           0                         4.c
                                                                                          ----------             ----------
      d.  Loans and leases, net of unearned income, allowance, and reserve                               RCON       55,432
                                                                                                         ----
           (item 4.a minus 4.b and 4.c)________________________________________   ______    _______      2125               4.d
                                                                                                                 ----------
 5.   Trading assets___________________________________________________________   ______    _______      3545            0  5.
                                                                                                                 ----------
 6.   Premises and fixed assets (including capitalized leases)_________________   ______    _______      2145        8,213  6.
                                                                                                                 ----------
 7.   Other real estate owned (from Schedule RC-M)_____________________________   ______    _______      2150            0  7.
                                                                                                                 ----------
 8.   Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M)_____________________________________________________   ______    _______      2130            0  8.
                                                                                                                 ----------
 9.   Customers' liability to this bank on acceptances outstanding_____________   ______    _______      2155            0  9.
                                                                                                                 ----------
10.   Intangible assets (from Schedule RC-M)___________________________________   ______    _______      2143        2,331  10.
                                                                                                                 ----------
11.   Other assets (from Schedule RC-F)________________________________________   ______    _______      2160        5,418  11.
                                                                                                                 ----------
12.   Total assets (sum of items 1 through 11)_________________________________   ______    _______      2170      317,203  12.
                                                                                                                 ----------

----------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


 U.S. TRUST COMPANY OF CALIFORNIA, N.A.               Call Date:                  3/31/98   ST-BK:   06-0784         FFIEC  033
 515 SOUTH FLOWER STREET, SUITE 2700                  Vendor ID:                        D   Cert #:  33332           Page RC-2
 LOS ANGELES, CA  90071                               Transit #:                 12204024
                                                                                                                          10

SCHEDULE RC - CONTINUED
                                                                                          DOLLAR AMOUNTS IN THOUSANDS
---------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.   Deposits:
      a.  In domestic offices (sum of totals of                                                          RCON
                                                                                                         ----   -----------
           columns A and C from Schedule RC-E)__________________________________                         2200      277,776  13.a
                                                                                                                -----------
                                                                                    RCON  -----------
                                                                                    ----
           (1)  Noninterest-bearing (1)_________________________________________    6631      32,591                        13.a.1
                                                                                          -----------
           (2)  Interest-bearing _______________________________________________    6636     245,185
                                                                                          -----------
      b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
            (1)  Noninterest-bearing____________________________________________
            (2)  Interest-bearing_______________________________________________                                -----------
14.   Federal funds purchased(2)  and securities sold under agreements to                                RCON            0  14
                                                                                                         ----
      repurchase:                                                                                        2800   -----------
15.   a.  Demand notes issued to the U.S. Treasury______________________________  ______    _______      2840            0  15.a
                                                                                                                -----------
      b.  Trading liabilities___________________________________________________  ______    _______      3548            0  15.b
                                                                                                                -----------
16.   Other borrowed money (includes mortgage indebtedness and obligations under
      capitalized leases):                                                                                      -----------
      A.  WITH A REMAINING MATURITY OF ONE YEAR OR LESS_________________________  ______    _______      2332            0  16.a
                                                                                                                -----------

      B.  WITH A REMAINING MATURITY OF MORE THAN ONE YEAR THROUGH THREE YEARS___                                         0
                                                                                  ______    _______      A547               16.b
                                                                                                                -----------
      C.  WITH A REMAINING MATURITY OF MORE THAN THREE YEARS____________________  ______    _______      A548            0  16.c
                                                                                                                -----------
17.   Not applicable
                                                                                                                -----------
18.   Bank's liability on acceptances executed and outstanding__________________  ______    _______      2920            0  18.
                                                                                                                -----------
19.   Subordinated notes and debentures_________________________________________  ______    _______      3200            0  19.
                                                                                                                -----------
20.   Other liabilities (from Schedule RC-G)____________________________________  ______    _______      2930        7,486  20.
                                                                                                                -----------
21.   Total liabilities (sum of items 13 through 20)____________________________  ______    _______      2948      285,262  21.
                                                                                                                -----------
22.   Not applicable

EQUITY CAPITAL                                                                                                  -----------
23.   Perpetual preferred stock and related surplus_____________________________   ______    ______      3838        5,000  23.
                                                                                                                -----------
24.   Common stock______________________________________________________________   ______    ______      3230        2,000  24.
                                                                                                                -----------
25.   Surplus (exclude all surplus related to preferred stock)__________________   ______    ______      3839       12,745  25.
                                                                                                                -----------
26.   a.  Undivided profits and capital reserves________________________________   ______    ______      3632       11,096  26.a
                                                                                                                -----------
      b.  Net unrealized holding gains (losses) on available-for-sale              ______    ______      8434        1,100  26.b
      securities_______                                                                                         -----------

27.   Cumulative foreign currency translation adjustments_______________________                                -----------
28.   a.  Total equity capital (sum of items 23 through 27)_____________________   ______    ______      3210       31,941  28.
                                                                                                                -----------
29.   Total liabilities and equity capital (sum of items 21and 28)______________   ______    ______      3300      317,203  29.
                                                                                                                -----------

MEMORANDUM
   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.                                                      -----------
  1.  Indicate in the box at the right the number of the statement below that best describes the         RCON
      most comprehensive level of auditing work performed for the bank by independent external           ----
      auditors as of any date during 1997____________________________________________________________    6724        1      M.1
                                                                                                                -----------

 1 =  Independent audit of the bank conducted in accordance           4 =  Directors' examination of the bank performed by other
      with generally accepted auditing standards by certified              external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank            authority)
 2 =  Independent audit of the bank's parent holding company          5 =  Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing             auditors
      standards by a certified public accounting firm which           6 =  Compilation of the bank's financial statements by
      submits a report on the consolidated holding company (but            external auditors
      not on the bank separately)                                     7 =  Other audit procedures (excluding tax preparation
 3 =  Directors' examination of the bank conducted in accordance           work)
      with generally accepted auditing standards by a certified       8 =  No external audit work
      public accounting firm (may be required by state chartering authority)

---------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.